As filed with the Securities and Exchange Commission on May 17, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
             ----------------------------------------------------

                          POWER3 MEDICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   65-0565144
                      (IRS Employer Identification Number)

                            8374 Market Street, # 439
                            Bradenton, Florida 34202
                    (Address of principal executive offices)

                        Timothy S. Novak, Chairman & CEO
                          Power3 Medical Products, Inc.
                            8374 Market Street, # 439
                            Bradenton, Florida 34202
                     (Name and address of agent for service)

                                 (941) 360-3039
          (Telephone number, including area code of agent for service)

                    2004 Directors, Officers and Consultants
                Stock Option, Stock Warrant and Stock Award Plan
                            (Full title of the Plans)
        -------------------------------------------------------------




                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered            Registered(1)             share(2)               price(2)          registration fee(3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value               4,500,000                $0.86             $3,870,000.00              $356.04
                          ----------------------                                                ----------------------
          TOTAL                 4,500,000                                                             $356.04
------------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Includes Common Stock underlying Warrants plus such indeterminate number of shares of Common Stock of the Registrant as may be issuable by reason of the anti-dilution provisions of the Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee was computed on the basis of the market value of the shares of Common Stock underlying the Warrants to be registered hereby estimated in accordance with Rule 457(c), solely for the purpose of computing the registration fee, on the basis of the average of the high and low sales prices per share of Common Stock of the Registrant on May 17, 2004.
(3) The offering price is based upon the exercise price of the warrants pursuant to Rule 457(f)(2).




                                     PART I

         The documents containing the information specified in this Part I will be sent or given to participants in the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan(the "Plan) as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in(a) and(b) below have been filed by the Registrant, Power3 Medical Products, Inc., a New York corporation(the "Company"), with the Securities and Exchange Commission(the "Commission") and are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) Form 10-KSB for the year ended December 31, 2003 and filed on April 14, 2004. The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

                  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB for the period ended December 31, 2003.

         The above referenced reports, which were previously filed with the Commission, are incorporated herein by reference.

Item 4:  Description of Securities

         Not Applicable

Item 5:  Interests of Named Experts and Counsel.

         None

Item 6:  Indemnification of Directors and Officers.

         722. Authorization for indemnification of directors and officers.

                  (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                  (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

                  (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                  (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Item 7.  Exemption From Registration Claimed.

         Not Applicable

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4.1      --       2004 Directors, Officers and Consultants
                                    Stock Option, Stock Warrant and Stock
                                    Award Plan*

                  5        --       Opinion of Sonfield & Sonfield as to the
                                    authorization and issuance of the shares being registered.

                  24.1     --       Consent of Sonfield & Sonfield(included in
                                    Exhibit 5)

                  24.2     --       Consent of Kingery, Crouse & Hohl, P.A.,
                                    Certified Public Accountant
--------------------
* Previously filed with the Company's Form S-8 on January 20, 2004.


Item 9:  Undertakings

         The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bradenton, Florida on the 17th day of May, 2004.

POWER3 MEDICAL PRODUCTS, Inc.



By: /s/Timothy S. Novak
   --------------------------------------------------
       Timothy S. Novak, Chairman of the Board and Chief Executive Officer Principal Executive Officer


By:  /s/R. Paul Gray
   --------------------------------------------------
      R. Paul Gray, Chief Financial Officer, Secretary, Treasurer and Director Principal Accounting Officer and Principal Financial Officer


         THE PLAN: Pursuant to the requirements of the Securities Act of 1933, the Board of Directors who administer the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bradenton, Florida on the 17th day of May, 2004.



/s/Timothy S. Novak                                  /s/R. Paul Gray
-----------------------------                        --------------------------
Timothy S. Novak, Director                           R. Paul Gray, Director




                                EXHIBIT 5 & 24.1

                             SONFIELD AND SONFIELD
                       770 South Post Oak Lane, Suite 435
                              Houston, Texas 77056
                               Tel: 713-877-8333
                               Fax: 713-877-1547
                              robert@sonfield.com
                                www.sonfield.com

                                  May 17, 2004
Board of Directors
Power3 Medical Products, Inc.
8374 Market Street, # 439
Bradenton, Florida 34202

Ladies and Gentlemen:

         In our capacity as counsel for Power3 Medical Products, Inc., a New York corporation (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 10,000,000 shares of common stock pursuant to the Plan as set out and described in the Company's Registration Statement on Form S-8 (File No. 000-24921) under the Securities Act of 1933(the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement.

         Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

                  (1) The Company is a corporation duly organized and validly existing under the laws of the State of New York;

                  (2) The Company has taken all requisite corporate action and all action required by the laws of the State of New York with respect to the authorization, issuance and sale of warrants and shares of common and preferred stock to be issued pursuant to the Registration Statement; and

                  (3) The 4,500,000 shares of common stock, when issued pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours very truly,


/s/SONFIELD & SONFIELD
SONFIELD & SONFIELD



                                  EXHIBIT 24.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Power3 Medical Products, Inc.
8374 Market Street, # 439
Bradenton, Florida 34202


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2004 in the Annual Report on Form 10-KSB of Power3 Medical Products, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002.



/s/Kingery, Crouse & Hohl, P.A.

May 17, 2004